Exhibit 99

Silicon Labs Reports Fourth Quarter 2023 Results

IoT leader reports results above expectations and anticipates growth in the first quarter

AUSTIN, Texas – February 7, 2024 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported financial results for the fourth quarter, which ended December 30, 2023.

“Though the market environment remains volatile, with inventory corrections continuing across our end markets, we delivered top and bottom-line results ahead of expectations,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “We expect to return to sequential revenue growth, beginning in the first quarter, as our customers destock their inventories, design wins continue ramping to production, and bookings trends improve.”

Fourth Quarter Financial Highlights

•	Revenue was $87 million
•	Industrial & Commercial revenue for the quarter was $60 million
•	Home & Life revenue for the quarter was $27 million

Results on a GAAP basis:

•	GAAP gross margin was 50.6%
•	GAAP R&D expenses were $83 million
•	GAAP SG&A expenses were $34 million
•	GAAP operating loss was $73 million
•	GAAP diluted loss per share was $(2.19)

Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:

•	Non-GAAP gross margin was 50.9%
•	Non-GAAP R&D expenses were $63 million
•	Non-GAAP SG&A expenses were $28 million
•	Non-GAAP operating loss was $47 million
•	Non-GAAP diluted loss per share was $(1.19)

As the company previously disclosed, it has determined that a material weakness in internal control related to the operation and documentation of certain inventory controls existed as of December 30, 2023. As of the date of this release, the company has not identified any misstatements in its previously issued financial statements, and it expects to file its Form 10-K in a timely manner by the end of February 2024.

Business Highlights

•	Selected as an honoree in the Embedded Technologies category at the CES 2024 Innovation Awards for its SiWx917 SoC. The x917 is the first Wi-Fi 6 combo chip in the Silicon Labs portfolio and is a Matter-ready, fully integrated single-chip solution with industry-leading low power consumption, ideal for secure cloud connectivity.

•	Announced the first phase of its collaboration with Arduino to integrate the Matter protocol into Arduino’s integrated development environment, bringing simplicity and ease of use to wireless development for Silicon Labs developers as well as Arduino’s 40 million users. Silicon Labs continues to lead in contributing to Matter development and mass market adoption.

•	On January 25th, 2024, the company’s board of directors authorized a $100 million repurchase plan for the company’s common stock valid through the end of 2024.

Business Outlook

The company expects first-quarter revenue to be between $100 to $110 million. The company also estimates the following results:

On a GAAP basis:

•	GAAP gross margin to be 52%
•	GAAP operating expenses of approximately $118 million
•	GAAP diluted loss per share between $(1.89) to $(2.05)

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:

•	Non-GAAP gross margin to be 52%
•	Non-GAAP operating expenses of approximately $96 million
•	Non-GAAP diluted loss per share between $(0.92) to $(1.04)

Earnings Webcast and Conference Call

Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at investor.silabs.com and make a replay available through March 8, 2024.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenues	$86,845	$257,325	$782,258	$1,024,106
Cost of revenues	42,919	100,028	321,672	381,549
Gross profit	43,926	157,297	460,586	642,557
Operating expenses:
Research and development	83,404	86,649	337,744	332,326
Selling, general and administrative	33,633	46,573	146,996	190,971
Operating expenses	117,037	133,222	484,740	523,297
Operating income (loss)	(73,111)	24,075	(24,154)	119,260
Other income (expense):
Interest income and other, net	3,610	4,299	19,165	13,915
Interest expense	(942)	(1,849)	(5,554)	(6,723)
Income (loss) before income taxes	(70,443)	26,525	(10,543)	126,452
Provision (benefit) for income taxes	(15,536)	1,579	7,943	38,450
Equity-method earnings (loss)	(14,880)	415	(16,030)	3,400

Net income (loss)	$(69,787)	$25,361	$(34,516)	$91,402

Earnings (loss) per share:
Basic	$(2.19)	$0.78	$(1.09)	$2.61
Diluted	$(2.19)	$0.76	$(1.09)	$2.54

Weighted-average common shares outstanding:
Basic	31,848	32,542	31,804	35,086
Diluted	31,848	33,265	31,804	36,042

Non-GAAP Financial Measurements

In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.

The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended December 30, 2023
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$86,845

Gross profit	43,926	50.6%	$132	$--	$152	$44,210	50.9%

Research and development	83,404	96.0%	8,588	6,193	5,993	62,630	72.1%

Selling, general and administrative	33,633	38.7%	2,321	19	2,970	28,323	32.6%

Operating income (loss)	(73,111)	(84.2)%	11,041	6,212	9,115	(46,743)	(53.8)%

	Three Months Ended December 30, 2023
Non-GAAP Earnings (Loss) Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Termination Costs*	Equity-Method Investment Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Net income (loss)	$(69,787)	$11,041	$6,212	$9,115	$14,880	$(9,409)	$(37,948)

Diluted shares outstanding	31,848						31,848

Diluted earnings (loss) per share	$(2.19)						$(1.19)

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending March 30, 2024
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	52%	--%	52%

Operating expenses	$118	$22	$96

Diluted loss per share - low	$(2.05)	$1.01	$(1.04)

Diluted loss per share - high	$(1.89)	$0.97	$(0.92)

** Non-GAAP adjustments include the following estimates: stock compensation expense of $15.9 million, intangible asset amortization of $6.1 million, termination costs of $0.5 million, and the associated tax impact from the aforementioned items.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$227,504	$499,915
Short-term investments	211,720	692,024
Accounts receivable, net	29,295	71,437
Inventories	194,295	100,417
Prepaid expenses and other current assets	75,117	97,570
Total current assets	737,931	1,461,363
Property and equipment, net	145,890	152,016
Goodwill	376,389	376,389
Other intangible assets, net	59,533	84,907
Other assets, net	123,313	94,753
Total assets	$1,443,056	$2,169,428

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$57,498	$89,860
Revolving line of credit	45,000	--
Deferred revenue and returns liability	2,117	6,780
Other current liabilities	58,955	89,136
Total current liabilities	163,570	185,776
Convertible debt, net	--	529,573
Other non-current liabilities	70,804	49,071
Total liabilities	234,374	764,420
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 31,897 and 31,994 shares issued and outstanding at December 30, 2023 and December 31, 2022, respectively	3	3
Additional paid-in capital	16,973	--
Retained earnings	1,192,731	1,415,693
Accumulated other comprehensive loss	(1,025)	(10,688)
Total stockholders’ equity	1,208,682	1,405,008
Total liabilities and stockholders’ equity	$1,443,056	$2,169,428

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 30, 2023	December 31, 2022
Operating Activities
Net income (loss)	$(34,516)	$91,402
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities of continuing operations:
Depreciation of property and equipment	25,707	22,524
Amortization of other intangible assets	25,374	34,071
Amortization of debt discount and debt issuance costs	960	2,003
Loss on extinguishment of convertible debt	--	3
Stock-based compensation expense	48,208	60,510
Equity-method (earnings) loss	16,030	(3,400)
Deferred income taxes	(11,815)	(18,240)
Changes in operating assets and liabilities:
Accounts receivable	42,142	26,876
Inventories	(93,398)	(51,044)
Prepaid expenses and other assets	(10,733)	(31,240)
Accounts payable	(25,644)	36,797
Other current liabilities and income taxes	(37,793)	(12,738)
Deferred revenue and returns liability	(4,663)	(7,069)
Other non-current liabilities	29,793	(9,181)
Net cash provided by (used in) operating activities of continuing operations	(30,348)	141,274

Investing Activities
Purchases of marketable securities	(103,485)	(607,237)
Sales of marketable securities	395,565	223,354
Maturities of marketable securities	200,530	650,946
Purchases of property and equipment	(22,282)	(26,525)
Purchases of other assets	(520)	--
Net cash provided by investing activities of continuing operations	469,808	240,538

Financing Activities
Proceeds from issuance of debt	80,000	--
Payments on debt	(571,157)	(21)
Repurchases of common stock	(217,137)	(883,424)
Payment of taxes withheld for vested stock awards	(18,189)	(15,387)
Proceeds from the issuance of common stock	14,612	11,779
Net cash used in financing activities of continuing operations	(711,871)	(887,053)

Discontinued Operations
Operating activities	--	(69,467)
Net cash used in discontinued operations	--	(69,467)

Decrease in cash and cash equivalents	(272,411)	(574,708)
Cash and cash equivalents at beginning of period	499,915	1,074,623
Cash and cash equivalents at end of period	$227,504	$499,915